     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1997
                                                      REGISTRATION NO. 333-3170
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -----------------------

                           FELCOR SUITE HOTELS, INC.
             (Exact name of registrant as specified in its charter)

          MARYLAND                                      72-2541756
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


    545 E. John Carpenter Frwy.                                LAWRENCE D. ROBINSON
           Suite 1300                                            SENIOR VICE PRESIDENT
       Irving, Texas 75062                                        AND GENERAL COUNSEL
          (214) 444-4900                                 545 E. JOHN CARPENTER FRWY., SUITE 1300
(Address, including zip code and telephone                      IRVING, TEXAS 75062
number, including area code, of registrant's                       (214) 444-4900
     principal executive offices)                   (Name, address, including zip code, and telephone
                                                    number, including area code, of agent for service)

                           -----------------------

                                  Copies to:

      Robert W. Dockery                                 Andrew M. Tucker
Bracewell & Patterson, L.L.P.                            King & Spalding
4000 Lincoln Plaza, 500 N. Akard St.                  191 Peachtree Street
   Dallas, Texas 75201                               Atlanta, Georgia 30303
     (214) 740-4000                                      (404) 572-4600


================================================================================
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                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

   1.1  --       Form of Underwriting Agreement for Series A Preferred Stock

   4.1  --       Form of Share Certificate (filed as Exhibit 4.1 to the

                 Registrant's Registration Statement on Form S-11 (File No. 33-79214) and incorporated herein by reference)

   4.2  --       Form of Indenture(s) with respect to Debt Securities.

   4.3  --       Form of Articles Supplementary for Series A Preferred Stock

   4.4  --       Form of Share Certificate for Series A Preferred Stock

  *4.5  --       Form of Common Stock Warrant Agreement

   5.1  --       Opinion of Bracewell & Patterson, L.L.P.

   5.2  --       Opinion of Miles & Stockbridge, a Professional Corporation


   8.1  --       Opinion of Bracewell & Patterson, L.L.P. as to Tax Matters

  12.1  --       Statement Regarding Computation of Ratios

  23.1  --       Consent of Bracewell & Patterson, L.L.P. (included in Exhibits
                 5.1 and 8.1)

  23.2  --       Consent of Miles & Stockbridge (included in Exhibit 5.2)


**23.3  --       Consent of Coopers & Lybrand L.L.P.

  23.4  --       Consent of Richard A.  Eisner & Company, L.L.P.

  23.5  --       Consent of Ernst & Young LLP

  24.1  --       Power of Attorney

  25.1  --       Statement of Eligibility of Sun Trust Bank - Atlanta, as
                 Trustee

-----------------------
* To be filed by amendment or incorporated by reference in connection with the offering of such securities.

**  Filed herewith; all others previously filed (except as otherwise noted)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 2nd day of April, 1997.


                                 FELCOR SUITE HOTELS, INC.,
                                 a Maryland corporation (Registrant)


                                 By: /s/ Thomas J. Corcoran, Jr.
                                   ---------------------------------
                                         Thomas J. Corcoran, Jr.
                                         President


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 2ND DAY OF APRIL 1997.

                 SIGNATURE                                 TITLE
                 ---------                                 -----
Hervey A. Feldman*                          Chairman of the Board and
----------------------------------------    Director
Hervey A. Feldman


/s/ Thomas J. Corcoran, Jr.                 President and Chief Executive
----------------------------------------    Officer and Director
Thomas J. Corcoran, Jr.



/s/ William S. McCalmont                    Senior Vice President, Chief
----------------------------------------    Financial Officer and Treasurer
William S. McCalmont



Lester C. Johnson*                          Vice President and Controller
----------------------------------------    (Principal Accounting Officer)
Lester C. Johnson



Charles N. Mathewson*                       Director
----------------------------------------
Charles N. Mathewson



Donald J. McNamara*                         Director
----------------------------------------
Donald J. McNamara



Richard S. Ellwood*                         Director
----------------------------------------
Richard S. Ellwood



Richard O. Jacobson*                        Director
----------------------------------------
Richard O. Jacobson



Thomas A. McChristy*                        Director
----------------------------------------
Thomas A. McChristy




                                     *By:  /s/ Thomas J. Corcoran, Jr.
                                        --------------------------------------
                                           Thomas J. Corcoran, Jr., as attorney-
                                           in-fact for such persons





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
                               INDEX TO EXHIBITS

     1.1  --       Form of Underwriting Agreement for Series
                   A Preferred Stock

     4.1  --       Form of Share  Certificate (filed as
                   Exhibit 4.1  to the Registrant's
                   Registration Statement on Form S-11 (File
                   No. 33-79214) and incorporated herein by reference)

     4.2  --       Form of Indenture(s) with respect to Debt
                   Securities.

     4.3  --       Form of Articles Supplementary for Series
                   A Preferred Stock

     4.4  --       Form of Share Certificate for Series A
                   Preferred Stock

    *4.5  --       Form of Common Stock Warrant Agreement

     5.1  --       Opinion of Bracewell & Patterson, L.L.P.

     5.2  --       Opinion of Miles & Stockbridge, a
                   Professional Corporation


     8.1  --       Opinion of Bracewell & Patterson, L.L.P.
                   as to Tax Matters

    12.1  --       Statement Regarding Computation of Ratios

    23.1  --       Consent of Bracewell & Patterson, L.L.P.
                   (included in Exhibits 5.1 and 8.1)

    23.2  --       Consent of Miles & Stockbridge (included
                   in Exhibit 5.2)


  **23.3  --       Consent of Coopers & Lybrand L.L.P.

    23.4  --       Consent of Richard A.  Eisner & Company,
                   L.L.P.

    23.5  --       Consent of Ernst & Young LLP

    24.1  --       Power of Attorney

    25.1  --       Statement of Eligibility of Sun Trust
                   Bank - Atlanta, as Trustee
------------------------

* To be filed by amendment or incorporated by reference in connection with the offering of such securities.

** Filed herewith; all others previously filed (except as otherwise noted)





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